As filed with the Securities and Exchange Commission on May 27, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 27, 2014
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On May 27, 2014, Bank of America Corporation (the “Corporation”) resubmitted its requested capital actions and certain 2014 Comprehensive Capital Analysis and Review (“CCAR”) schedules to the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Corporation previously announced on April 28, 2014 that it would be resubmitting these 2014 CCAR items following discovery of an adjustment to regulatory capital. A third party was engaged to perform certain procedures related to the Corporation’s 2014 CCAR resubmission processes and controls regarding reporting and calculation of regulatory capital ratios, and focused on the periods ended September 30, 2013 and March 31, 2014. The third party review has been completed and resulted in additional adjustments that had a de minimis effect (less than one basis point reduction) on the Corporation’s reported regulatory capital ratios for the period ended September 30, 2013, and no effect on such ratios for the period ended March 31, 2014. As the Corporation announced on April 28, 2014, the requested capital actions contained in the resubmission are less than the 2014 capital actions to which the Federal Reserve previously did not object. Pursuant to CCAR capital plan rules, the Federal Reserve has up to 75 days to review the Corporation’s resubmitted 2014 CCAR items, including the requested capital actions.

There can be no assurance as to the timing or outcome of the Federal Reserve’s review of the resubmitted 2014 CCAR items, including the requested capital actions contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Neil A. Cotty
Neil A. Cotty
Chief Accounting Officer

Dated: May 27, 2014